UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2024
Date of Report (Date of earliest event reported)

NCS Multistage Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38071	46-1527455
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19350 State Highway 249, Suite 600
Houston, Texas 77070
(Address of principal executive offices) (Zip code)

(281) 453-2222
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NCSM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2024, NCS Multistage Holdings, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”).  Three items of business were acted upon by stockholders at the Annual Meeting: (1) the election of three Class I Directors nominated by the Board of Directors to serve until the 2027 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, (2) ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, and (3) approve, on an advisory basis, the compensation of the Company’s named executive officers. Total votes eligible to be cast at the Annual Meeting as of the April 1, 2024 record date were 2,485,708, of which 2,125,956  votes were cast in person or by proxy, consisting of approximately 85.5% of the total eligible votes to be cast.

The voting results are as follows:

Proposal 1 — Election of Directors

			Broker
Names	For	Withheld	Non-Votes
Michael McShane	1,708,334	201,976	215,646
Gurinder Grewal	1,750,484	159,826	215,646
Valerie Mitchell	1,750,314	159,996	215,646

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

For	2,086,380
Against	35,490
Abstentions	4,086
Broker Non-Votes	—

Proposal 3 — Approve, on an advisory basis, the compensation of named executive officers

For	1,872,896
Against	30,037
Abstentions	7,377
Broker Non-Votes	215,646

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2024	NCS Multistage Holdings, Inc.

	By:	/s/ Mike Morrison
Mike Morrison
Chief Financial Officer and Treasurer